LIMITED POWER OF ATTORNEY
(Section 16 Filings)

	I hereby constitute and appoint Greg McKinney, Joseph Strack and Karen White, or any one of them, as my agent and attorney in fact with full powers of substitution and resubstitution, to act in my own name, place and stead, in any and all capacities, for the purpose of executing and filing any and all reports regarding Bank of the Ozarks, Inc. required to be filed by me with the
Securities and Exchange Commission ("SEC") under Section 16 of the Securities and Exchange Act of 1934, as amended, and the regulations of the SEC issued thereunder.  This appointment revokes all prior appointments of agent and attorney-in-fact to execute and file SEC reports under Section 16 of the SEC Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until revoked by me in writing delivered to Greg McKinney, the SEC compliance officer of Bank of the Ozarks, Inc.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of May, 2015.


/s/ William A Koefoed
(signature)
Print Name: William A Koefoed

STATE OF OREGON

COUNTY OF MULTNOMAH

	On this the 12th of May, 2015, before me, William A Koefoed, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes and consideration therein contained.
	IN WITNESS WHEREOF, I hereunto set my hand and official seal.


						/s/ Cherilyn Marie Dimond
						Name:
						NOTARY PUBLIC